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                                                                    Exhibit 10.9

                                     LEASE

        THIS LEASE (the "Lease") is made as of April 12, 1996, by and between AL AND LEE REALTY ("Lessor") and THERMO FIBERGEN INC. ("Lessee").

        NOW, THEREFORE, for and in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEMISE OF PREMISES. Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, the real estate, together with the building thereon consisting of approximately 6000 square feet of floor area (the "Building"), known and numbered as 8 Alfred Circle, Bedford, Massachusetts 01730, and all rights, privileges and appurtenances thereto (collectively, the "Premises"), which Premises are shown outlined in red on Exhibit A attached hereto and incorporated herein by this reference.

2. TERM. The term of this Lease shall be for a period of five (5) years (the "Term"), commencing on April 15, 1996 (the "Commencement Date"). Notwithstanding anything to the contrary contained herein, Lessee shall have the right, at its option, to terminate this Lease, effective as of the date of expiration of the third full year of the Term (the "Early Termination Date"), upon written notice to Lessor given no less than ninety (90) days prior to the Early Termination Date, in which event this Lease will terminate on the Early Termination Date as though the same were set forth herein as the date of expiration of the Term.

3. RENT AND SECURITY DEPOSIT. Lessee hereby agrees to pay rent to Lessor in an amount equal to $60,000 per annum, calculated at the rate of $10.00 per square foot (the "Rent"). All Rent shall be paid monthly in advance on the first day of each calendar month. Rent for any partial month shall be prorated on a daily basis. Rent shall be paid by Lessee to Lessor in lawful money of the United States at Lessor's address set forth in Section 29 below, or at such other place as Lessor may designate from time to time by no less than thirty (30) days' prior written notice to Lessee.

        Upon execution of this Lease, Lessee shall pay to Lessor the amount of $10,000 (the "Security Deposit") which shall be held as security for the performance by Lessee of its obligations under this Lease. Lessor shall place the Security Deposit in a separate account and shall not commingle the same with other funds of Lessor, provided that any and all interest earned thereon shall be the sole and absolute property of Lessor. Upon the occurrence of an Event of Default (as defined in Section 16.1 below), Lessor may use the Security Deposit, or any portion thereof, to cure the Event of Default in accordance with the provisions of this Lease. Lessee shall upon demand pay to Lessor an amount equal to the portion of the Security Deposit so expended by Lessor so as to restore the Security Deposit to its original amount. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that if Lessee does not elect to exercise its right to terminate this Lease under the provisions of Section 31 below, Lessor shall refund to Lessee within thirty (30) days a portion of the Security Deposit equal to $5000, and thereafter the term "Security Deposit" shall for purposes of this Lease mean the remaining


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balance of $5000. Provided there is then existing no uncured Event of Default hereunder, upon the expiration or earlier termination of this Lease, Lessor shall refund to Lessee the full amount of the Security Deposit not previously expended by Lessor in accordance with the provisions of this Section 3, as the same may have theretofore been restored by Lessee.

4. LESSOR'S WORK. Without in any way limiting the provisions of Section 7 below, Lessor agrees that, to the extent, and only to the extent, that the same is required at any time during the Term of this Lease (as the same may be extended) by any municipal, state or federal governmental or other public authority in connection with Lessee's use and occupancy of the Premises for the uses hereunder, including without limitation the Initial Permitted Uses (as defined in Section 5 below), Lessor shall promptly commence and diligently prosecute to completion, at Lessor's sole cost and expense, the work set forth in Exhibit B attached hereto and incorporated herein by this reference ("Lessor's Work"). To the extent that Lessor's Work is required as aforesaid, Lessor shall perform the same in a good and workmanlike manner and in compliance with all applicable laws, rules, regulations, codes and ordinances of governmental or other public authorities. Lessor shall perform such Lessor's Work without, to the extent practicable, interfering with the conduct of Lessee's business. If during the performance of Lessor's Work the Premises are rendered wholly or partially unsuitable for the operation of Lessee's business, there shall be an equitable abatement of Rent until such time as Lessor's Work has been completed.

5. USE. Lessee may use and occupy the Premises for office, research and development and laboratory space (collectively, the "Initial Permitted Uses"), together with any other lawful purpose.

6. MAINTENANCE.

   6.1 By Lessor. Lessor shall, at Lessor's sole cost and expense, maintain throughout the Term of this Lease, as the same may be extended, the foundation, floorslab, exterior walls, load-bearing interior walls, structural portions, roof, gutters, downspouts, doors, heating, ventilation and air conditioning ("HVAC") equipment (other than routine filter changes which shall be the responsibility of Lessee) and electrical wiring of the Premises, and all utility lines, pipes and plumbing serving but located outside of the Building (including without limitation all underground utility lines, pipes and plumbing), in good, clean, safe and, with respect to the roof, watertight condition and repair. Lessor shall also perform, at Lessor's sole cost and expense, all landscaping of the Premises and all maintenance of all paved areas located on the Premises. Without in any way limiting the foregoing, in the event of the occurrence of a recurrent roof leak or a series of roof leaks, Lessor agrees promptly to replace the entire roof membrane at Lessor's sole cost and expense. Lessor shall make all repairs and replacements without, to the extent practicable, interfering with the conduct of Lessee's business. If during such repairs or replacements the Premises are rendered wholly or partially unsuitable for the operation of Lessee's business, there shall be an equitable abatement of Rent until such time as such repairs and replacements have been completed.

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   6.2 By Lessee. Lessee shall, at Lessee's sole cost and expense, maintain in good condition and repair throughout the Term of this Lease, as the same may be extended, all non-structural, interior portions of the Premises the maintenance of which is not the responsibility of Lessor under Subsection 6.1 above, including without limitation routine filter changes to all HVAC units. Lessee shall also perform, at Lessee's sole cost and expense, all snow and ice removal from the paved areas located on the Premises. Notwithstanding anything to the contrary contained herein, in no event shall Lessee be obligated to make any repairs or replacements which would constitute items of expense properly chargeable to "capital account" under generally accepted accounting principles consistently applied ("GAAP") or which are required as the result of the negligence or willful misconduct of Lessor, its agents, employees, representatives or contractors, or the failure of Lessor to perform any of its obligations under this Lease, all of which repairs and replacements shall be made by Lessor at Lessor's sole cost and expense.

7. LEGAL REQUIREMENTS. Lessor agrees that, during the Term of this Lease, as the same may be extended, Lessor shall, at Lessor's sole cost and expense, promptly observe and comply with, and conform the Premises to, all present and future municipal, state and federal ordinances, laws, rules and regulations affecting the Premises whether the same are in force and effect at the time of the Commencement Date or may in the future be passed, enacted, or directed (collectively, "Legal Requirements"), and Lessor shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, including without limitation reasonable attorneys' fees, that may in any manner arise out of or be imposed because of the failure of Lessor to comply with the provisions of this Section 7. Notwithstanding the foregoing, Lessee shall comply, at Lessee's sole cost and expense, with all Legal Requirements to the extent such compliance is necessitated by reason of the special nature of Lessee's particular and specific use of the Premises; provided, however, that in no event shall Lessee be responsible for the performance of Lessor's Work as required by
Section 4 and Exhibit B hereto. Each party shall have the right, upon giving notice to the other, to contest any obligations imposed upon such party pursuant to the provisions of this Section 7 and to defer its respective compliance during the pendency of such contest, provided the enforcement of such Legal Requirement is stayed during such contest and such contest will not subject the other party to criminal penalty or interfere with Lessee's use and occupancy of the Premises or jeopardize the title to the Premises. Each party shall cooperate reasonably with the other in any such contest.

8. UTILITIES. Lessee agrees to pay directly to the applicable supplier thereof all charges for electricity, gas, water, garbage, sewage, telephone and other utilities used or consumed in the Premises. Lessor warrants and represents that all utility services furnished to the Premises are separately metered.

9. TAXES, ASSESSMENT AND INSURANCE.

   9.1 Taxes and Assessments. Lessor agrees to pay, at Lessor's sole cost and expense, all taxes and special and general assessments which may be levied upon the Premises during the Term hereof, as the same may be extended, at the time when the same become due and payable. Lessee agrees to pay, at Lessee's sole cost and expense, all taxes and special and general assessments which may be levied upon Lessee's personal property located upon the Premises


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during the Term of this Lease, as the same may be extended, at the time when the same shall become due and payable. In addition, Lessee agrees that if in any tax year during the Term of this Lease, commencing with the tax year 1996-1997, the real estate taxes levied upon the Premises are in excess of the real estate taxes thereon for the tax year 1995-1996, Lessee will pay to Lessor, within thirty (30) days following Lessee's receipt of a copy of the applicable tax bill therefor, the full amount of such excess. If this Lease shall not be in force and effect for all of a particular tax year, Lessee's payment of any increase in real estate taxes as provided for herein shall be pro-rated so that the amount payable by Lessee shall be based on the actual number of days that this Lease shall be in force and effect during such tax year. Notwithstanding anything to the contrary contained herein, in the event that Lessee is obligated pursuant to the provisions of the immediately preceding sentence to pay any portion of any betterment or special assessment, Lessee's payments shall be calculated as if such assessment were amortized on a straight-line basis consistent with GAAP, such that Lessee shall pay a total amount equal to such assessment multiplied by a fraction, the numerator of which is the number of years remaining in the Term (as the same may be extended) and the denominator of which is the greater of (i) the number of years in the entire Term (as the same may be extended) or (ii) the number of years for amortization indicated by GAAP. If Lessor shall obtain or receive any abatement, refund or rebate in real estate taxes or assessments paid with respect to the Premises during the Term of this Lease, as the same may be extended, Lessor shall promptly forward the same to Lessee, less any cost incurred by Lessor in obtaining the same. In addition, Lessee shall have the right to seek, at Lessee's expense and in Lessor's name and behalf, an abatement, refund or rebate with respect to real estate taxes or assessments payable during the Term of this Lease, as the same may be extended, and Lessor agrees that any such abatement, refund or rebate shall belong to Lessee. Lessor shall cooperate reasonably with Lessee in the seeking by Lessee of any such abatement, refund or rebate. Lessee shall not, in any event, be liable for any interest or penalty charges payable with respect to any real estate taxes or assessments. Lessor warrants and represents that the Premises are separately assessed.

   9.2 Insurance. Lessee agrees to carry and maintain in full force and effect during the Term of this Lease, as the same may be extended, at Lessee's sole cost and expense, with reputable companies duly authorized to transact business in Massachusetts, (i) public liability insurance covering bodily injury and property damage liability, with limits of coverage of not less than $1,000,000 for each person and $1,000,000 in the aggregate for bodily injury or death for each accident, and $1,000,000 for property damage for each accident, and (ii) a policy of All-Risk insurance covering all Lessee Alterations on a full replacement cost basis. Lessor agrees to carry and maintain in full force and effect during the Term of this Lease, as the same may be extended, at Lessor's sole cost and expense, a policy of All-Risk insurance, with extended coverage endorsement, insuring all buildings included as part of the Premises on a full replacement cost basis (excluding any Lessee Alterations, which shall be insured by Lessee as aforesaid). Each party shall, upon request, furnish to the other party certificates of all insurance required to be maintained by such party under this Lease. Notwithstanding anything to the contrary contained in this Lease, Lessor and Lessee each hereby waives all rights of recovery against the other party, and such other party's insurance carrier (by way of subrogation or otherwise), for all losses, damages or injuries to the Premises, any improvements thereon or any personal property of either party therein, to the extent such waiver does not invalidate the insurance coverage of either party



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and to the extent such losses, damages or injuries are covered by insurance the damaged party is required to carry hereunder or otherwise elects to maintain; provided, however, that the foregoing waiver by either party shall not apply with respect to any loss, damage or injury to the extent caused by the negligence or willful misconduct of the other party, its agents, employees, representatives or contractors.

10. ALTERATIONS. Lessee shall have the right to erect a storage shed or similar structure, at Lessee's cost, on the lot on which the Building is located, the precise location of such structure to be subject to Lessor's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Lessor's failure either to approve or deny the proposed location of such structure within ten (10) business days after receipt of Lessee's written request for approval, together with such information as Lessor shall reasonably require in order to evaluate such request, shall be deemed to constitute approval thereof. Lessee shall have the right to make non-structural, interior alterations, additions, betterments or improvements to the Premises without Lessor's consent; provided, however, that any such alterations, additions, betterments or improvements which may have an impact on the exterior walls or roof of the Building shall be subject to Lessor's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any and all alterations, additions, betterments and improvements made by Lessee ("Lessee Alterations") shall be at Lessee's sole cost and expense and in compliance with all applicable municipal, state and federal ordinances, laws, rules and regulations. Lessee agrees to remove or bond over any mechanics' or materialmen's liens created against or imposed upon the Premises, or any part thereof, as a result of any Lessee Alterations. All Lessee Alterations shall become the property of Lessor upon the expiration or earlier termination of this Lease.

11. CONDEMNATION. If any part of the Premises shall be taken for public use by right of eminent domain or transferred by agreement under threat of such taking, this Lease shall terminate as of the earlier of the date of such taking or agreement or the date title is vested in the condemnor or transferee. All rights to damages or compensation with respect to such taking shall belong to Lessor in all cases, except that Lessee shall have the right to prove and collect in a separate action the value of the trade fixtures and Lessee Alterations installed by it and moving expenses. In the event of the termination of this Lease under the provisions of this Section 11, all Rent paid in advance shall be apportioned and returned to Lessee as of the date of such termination. Notwithstanding the foregoing, in the event that only a part of the Premises shall be so taken and the part not so taken shall, in Lessee's opinion, be sufficient for the operation of Lessee's business, Lessee, at its election, may retain the part not so taken and this Lease shall continue in full force and effect with a reduction in Rent in corresponding proportion to the reduction in square footage. In the event of a partial taking where Lessee elects to continue this Lease in accordance with the provisions of the immediately preceding sentence, Lessor shall promptly restore, at Lessor's sole cost and expense, the remainder of the Premises as nearly equivalent as practicable to its condition immediately prior to such taking. If Lessor fails to so restore the Premises within ninety (90) days from the date that possession of the portion of the Premises taken is delivered to the condemning authority (including any and all periods of Excusable Delay), then, in such event, Lessee may elect to terminate this Lease by no less than ten (10) days' prior written notice to Lessor given no later than thirty (30) days after the expiration of the aforesaid ninety (90)-day period.

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12. CASUALTY. In the event that less than fifty percent (50%) of the Premises is damaged or destroyed by fire, the elements, or any other cause or casualty, Lessor shall proceed with due diligence to repair the Premises (excluding any Lessee Alterations) to a condition as nearly equivalent as practicable to their condition immediately prior to such damage or destruction. Within fifteen (15) days of such damage or destruction, Lessor shall notify Lessee if the same can be so repaired within sixty (60) days of such damage or destruction. If such repairs are not, or if Lessor notifies Lessee that the same cannot be, completed as aforesaid within said sixty (60)-day period (including any and all periods of Excusable Delay), Lessee may, at Lessee's option, terminate this Lease as of the date of such damage or destruction upon written notice to Lessor given no less than five (5) business days after Lessee's receipt of Lessor's notice or the expiration of said sixty (60)-day period, as the case may be. Upon termination of this Lease, all Rent paid in advance shall be apportioned as of the date of the damage or destruction.

   In the event that more than fifty percent (50%) of the Premises is damaged or destroyed by fire, the elements, or other cause or casualty, Lessor or Lessee shall have the option to terminate this Lease upon written notice given to the other party no later than ten (10) business days after the date of the occurrence of such damage or destruction. Any such termination shall be effective as of the date of such damage or destruction. If neither party elects to exercise its option to terminate, Lessor shall proceed with due diligence to repair the Premises (excluding any Lessee Alterations) to a condition as nearly equivalent as practicable to their condition immediately prior to such damage or destruction. Within fifteen (15) days of such damage or destruction, Lessor shall notify Lessee if the same can be so repaired within ninety (90) days of such damage or destruction. If such repairs are not, or if Lessor notifies Lessee that the same cannot be, completed as aforesaid within said ninety
(90)-day period (including any and all periods of Excusable Delay), Lessee may, at Lessee's option, terminate this Lease as of the date of such damage or destruction upon written notice to Lessor given no less than five (5) business days after Lessee's receipt of Lessor's notice or the expiration of said ninety
(90)-day period, as the case may be. Upon termination of this Lease, all Rent paid in advance shall be apportioned as of the date of the damage or destruction. A just proportion of the Rent according to the nature and extent of the damage shall be abated until the completion of any restoration performed by Lessor pursuant to this Section 12.

13. SUBORDINATION. This Lease shall be subject and subordinate to the lien of any first mortgage of the entire fee interest of the Premises to a bona fide lending, thrift or banking institution, pension fund or insurance company to provide construction and/or permanent financing and any renewals, modifications or extensions thereof, provided that a Subordination, Recognition and Non-Disturbance Agreement (a "Subordination Agreement") is executed, acknowledged and delivered by such mortgagee to Lessee. Such Subordination Agreement must be in form suitable for recording and must contain substantially the following provisions:

   (a) Mortgagee consents to and approves this Lease;

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   (b) Lessee shall not be named or joined as a party defendant in any suit, action or proceeding for the foreclosure of the mortgage or to enforce any rights under the mortgage or note or other obligation secured thereby;

   (c) The possession by Lessee of the Premises and Lessee's rights thereto shall not be disturbed, affected or impaired by, nor will this Lease or the Term, as the same may be extended, be terminated or otherwise affected by,
   (i) any suit, action or proceeding upon the mortgage or the note or other obligation secured thereby, or the foreclosure of the mortgage or the enforcement of any rights under the mortgage or any other documents held by the mortgagee, or by any judicial sale or execution or other sale of the Premises, or by any deed given in lieu of foreclosure, or by the exercise of any other rights given to the mortgagee by any other documents or as a matter of law or (ii) any default under the mortgage or the note or other obligation secured thereby;

   (d) If the mortgagee takes possession of the Premises or starts collecting rent or becomes the owner of the Premises by reason of foreclosure of the mortgage or otherwise, or if the Premises shall be sold as a result of any action or proceeding to foreclose the mortgage or by a deed given in lieu of foreclosure, this Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between Lessee, as tenant thereunder, and the mortgagee or then owner of the Premises, as landlord thereunder, upon all of the same terms, covenants, and provisions contained in this Lease, and in such event the mortgagee or new owner shall be bound to Lessee under all of the terms, covenants and provisions of this Lease for the remainder of the Term hereof, as the same may be extended, which terms, covenants and provisions such mortgagee or new owner hereby agrees to assume and perform; and

   (e) Such Subordination Agreement shall bind and inure to the benefit of and be enforceable by the parties thereto and their respective heirs, personal representatives, successors and assigns.

   The term "mortgage", as used herein, includes mortgages, deeds of trust or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. In the event of the existence of any mortgage at the time this Lease is executed and to which this Lease would otherwise be subordinate, Lessor shall obtain a Subordination Agreement in the form set forth above simultaneously with, or before the date of, Lessee's execution of this Lease.

14. LESSOR'S WARRANTIES. To induce Lessee to execute this Lease, and in consideration thereof, Lessor represents, warrants and covenants as follows:

   (a) Lessor has good fee simple title to the Premises, free and clear of all easements, restrictions, liens, leases and other encumbrances.

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   (b) As of the Commencement Date, (i) the Premises shall be in compliance with all applicable laws, codes, ordinances, orders, rules and regulations of any governmental or other public authority, and (ii) there shall be no restrictions or other legal impediments, either imposed by law (including without limitation applicable zoning and building codes or ordinances) or by instrument, which would prevent the use of the Premises for the Initial Permitted Uses hereunder. If at any time during the Term of this Lease, as the same may be extended, applicable law shall not permit the use of the Premises as aforesaid, then Lessee, without waiving any other rights Lessee may have on account thereof, may terminate this Lease upon no less than thirty (30) days' prior written notice to Lessor.

15. ASSIGNMENT AND SUBLETTING. Lessee may not assign this Lease or sublet the Premises, in whole or in part, without the express written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Lease, Lessee shall have the right to make, without Lessor's consent, any assignment of this Lease or subletting of all or any portion of the Premises to (i) a parent, subsidiary, affiliate or division of Lessee, (ii) any entity with which or into which Lessee may consolidate or merge or (iii) any entity acquiring all or substantially all of the assets of Lessee. Lessee agrees to provide notice to Lessor of any such assignment or subletting.

16. LESSEE'S DEFAULT.

   16.1 Event of Default. Each of the following events shall constitute an "Event of Default" of Lessee:

        (a) Lessee's failure to pay when due any payment of Rent or other sum which it is obligated to pay by any provision of this Lease, which failure continues for ten (10) days after written notice thereof by Lessor to Lessee; and

        (b) Lessee's failure to perform any of its other obligations under the provisions of this Lease, which failure continues for thirty (30) days after written notice thereof by Lessor to Lessee (or, if such failure cannot reasonably be cured in thirty (30) days, if Lessee fails to commence to cure the same within said thirty (30)-day period and thereafter diligently to prosecute such cure to completion).

   16.2 Lessor's Remedies. If any Event of Default occurs, Lessor shall have the right, at the option of Lessor, to terminate this Lease upon three (3) days written notice to Lessee, and thereupon to re-enter and take possession of the Premises. If any Event of Default occurs, Lessor shall further have the right, at its option, from time to time, without terminating this Lease, to re-enter and relet the Premises, or any part thereof, as the agent and for the account of Lessee upon such terms and conditions as Lessor may deem advisable or satisfactory, in which event the rents received on such re-letting shall be applied first to the expenses of such re-letting and collection including, but not limited to, necessary renovation and alterations of the Premises, reasonable attorneys' fees, any real estate commissions paid, and thereafter toward payment of all sums due or to become due to Lessor hereunder, and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges, (i) at Lessor's option, Lessee shall pay Lessor any

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deficiency immediately upon demand therefor, and Lessor may bring an action therefor as such deficiency shall arise, or (ii) at Lessor's option, the present value of the entire deficiency, which is subject to ascertainment for the remaining Term of this Lease, less the amount Lessee proves could have been reasonably avoided by Lessor, shall be immediately due and payable by Lessee. Lessor shall not, in any event, be required to pay Lessee any surplus of any sums received by Lessor on a re-letting of the Premises in excess of the Rent provided in this Lease.

   If any Event of Default occurs, Lessor, in addition to other rights and remedies it may have, shall have the right in accordance with applicable law to remove all or any part of Lessee's property from the Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of, Lessee, and Lessor shall not be responsible for the care or safekeeping thereof whether in transport, storage or otherwise, and Lessee hereby waives any and all claims against Lessor for loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

   No such re-entry or taking possession of the Premises by Lessor shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee. Notwithstanding any such re-letting without termination, Lessor may at all times thereafter elect to terminate this Lease for such previous Event of Default. Notwithstanding anything to the contrary contained herein, Lessor agrees to use reasonable efforts to mitigate its damages following the occurrence of an Event of Default.

17. LESSOR'S DEFAULT. In the event of a default by Lessor under this Lease, which default is not cured within sixty (60) days after written notice thereof by Lessee to Lessor, Lessee may, but shall not be obligated to, cure such default and reimburse itself for the cost thereof out of payments thereafter accruing hereunder (with any unreimbursed balance remaining upon the expiration or earlier termination of this Lease to be promptly paid by Lessor to Lessee).

18. ENVIRONMENTAL. Lessor agrees to indemnify, defend and hold harmless Lessee, its parent, subsidiaries and affiliates, and their respective officers, directors, shareholders and employees, from and against any and all liabilities, losses, damages, suits, actions, causes of action, costs, expenses (including without limitation reasonable attorneys' fees and disbursements and court costs), penalties, fines, demands, judgments, claims or liens (including without limitation liens or claims imposed under any so-called "Superfund" or other environmental legislation) arising from or in connection with the presence at the time of Lessee's taking possession of the Premises of Hazardous Materials (as hereinafter defined) on, in or under, or the subsequent removal thereof from, the Premises.

   Lessee agrees to indemnify, defend and hold harmless Lessor from and against any and all liabilities, losses, damages, suits, actions, causes of action, costs, expenses (including without limitation reasonable attorneys' fees and disbursements and court costs), penalties, fines, demands, judgments, claims or liens (including without limitation liens or claims imposed under any so-called "Superfund" or other environmental legislation) arising from or in connection with the use, storage, release or discharge by Lessee of Hazardous Materials on, in or under, or the subsequent removal thereof from, the Premises. Lessee shall have the right, at Lessee's sole


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election and at Lessee's sole cost and expense, to perform or cause to be performed, from time to time during the Term of this Lease, as the same may be extended, environmental testing to determine the presence of Hazardous Substances on, in or under the Premises.

   For purposes of this Section 18, the term "Hazardous Materials" shall include without limitation any petroleum product, any flammable, explosive or radioactive material, or any hazardous or toxic waste, substance or material, including without limitation substances defined as "hazardous substances", "hazardous materials," "solid waste" or "toxic substances" under any applicable laws relating to hazardous or toxic materials and substances, air pollution (including noise and odors), water pollution, liquid and solid waste, pesticides, drinking water, community and employee health, environmental land use management, stormwater, sediment control, nuisances, radiation, wetlands, endangered species, environmental permitting and petroleum products, which laws may include, but not be limited to, the Federal Insecticide, Fungicide, and Rodenticide Act, as amended; the Toxic Substances Control Act; the Clean Water Act; the National Environmental Policy Act, as amended; the Solid Waste Disposal Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended; the Clean Air Act, as amended; the Emergency Planning and Community Right-to-Know Act, as amended; the Occupational Safety and Health Act, as amended; comparable state laws; and all rules and regulations promulgated pursuant to such laws and ordinances.

   The provisions of this Section 18 shall survive the expiration or earlier termination of this Lease.

19. INDEMNIFICATION BY LESSOR. Lessor shall indemnify, defend with competent and experienced counsel and hold harmless Lessee, its parent, subsidiaries and affiliates, and their respective officers, directors, shareholders and employees, from and against any and all damages, liabilities, actions, causes of action, suits, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to the extent arising from or in connection with the negligence or willful misconduct of Lessor, its agents, employees, representatives or contractors, or the failure by Lessor to perform any of its obligations under this Lease. The provisions of this Section 19 shall survive the expiration or earlier termination of this Lease.

20. SIGNS. Lessee shall have the right, at Lessee's sole cost and expense, to erect and maintain a sign or signs on the exterior of the Premises; provided, however, such sign(s) shall be consistent with all applicable laws, ordinances, codes and regulations.

21. PREVAILING PARTY. If any action at law or in equity is brought to enforce or interpret the provisions of this Lease, the prevailing party in such action shall be entitled to reimbursement of the reasonable attorneys' fees and disbursements and court costs incurred by said prevailing party in connection with such action.

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
22. EXCUSABLE DELAY. Except as otherwise expressly provided herein, in any case where either party hereto is required to perform any act, delays caused by or resulting from acts of God, war, civil commotion, labor difficulties, shortages of labor, materials or equipment, government regulations, or other causes beyond such party's reasonable control (individually, an "Excusable Delay") shall not be counted in determining the time during which the performance of such act shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time."

23. BROKERAGE. Each of the parties hereto represents and warrants to the other that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease except the commission to be paid by Lessor to The Stubblebine Company. Each party shall indemnify and hold harmless the other party from and against any and all claims for brokerage fees, commissions or other charges arising from the dealings of such party in connection with this Lease.

24. OPTION TO EXTEND. Lessee shall have the right, at its option, to extend the Term of this Lease for two (2) additional successive periods of three (3) years each (individually, an "Option Term"), upon written notice to Lessor given no less than ninety (90) days prior to the expiration of the then current Term or Option Term, as the case may be. All of the terms, covenants and provisions of this Lease shall apply to each such Option Term, except that the annual Rent payable with respect to each Option Term shall be equal to the annual Rent payable with respect to the immediately preceding Term or Option Term, as the case may be, increased by an amount equal to the percentage increase, if any, in the Consumer Price Index for All Urban Consumers as published by the Bureau of Labor Statistics of the United States Department of Labor for the metropolitan area in which the Premises are located (base year 1982/1984=100), for the twelve
(12) calendar month period ending four (4) months prior to the first full calendar month of said Option Term; provided, however, that in no event shall the annual Rent payable during any Option Term be greater than one hundred five percent (105%) of the annual Rent payable during the immediately preceding Term or Option Term, as the case may be. If such Consumer Price Index shall cease to be published, the most comparable governmental index published in lieu thereof shall be used.

25. RIGHT OF FIRST OFFER. Provided Lessee is not then in default under this Lease beyond the expiration of all applicable notice and cure periods, Lessee shall have the continuous right ("Right of First Offer") to lease any space on the street on which the Premises are located which becomes available at any time, and from time to time, during the Term of this Lease, as the same may be extended ("Available Space"), prior to Lessor leasing such Available Space to a third party. Lessor agrees that, prior to marketing any such Available Space, Lessor shall first offer the Available Space to Lessee, in writing, upon terms and conditions acceptable to Lessor (the "Offer Notice"). Lessee shall have thirty (30) days from receipt of the Offer Notice within which to notify Lessor of Lessee's intent to lease such Available Space upon the terms and conditions set forth in the Offer Notice or such other terms and conditions as shall be acceptable to the parties. In the event that Lessee notifies Lessor that it does not intend to so lease the Available Space or fails to notify Lessor as hereinabove provided, Lessor shall have the right to lease such Available Space to a third party on terms and conditions not materially more favorable to such party than those contained in the Offer Notice to Lessee. It is expressly understood and agreed that upon the expiration or termination of any such third party lease, or in the event Lessor fails to execute such third party lease within six (6) months after the date of Lessee's receipt of the Offer Notice with respect thereto, such Available Space shall again be offered to Lessee in accordance with the foregoing provisions of this Section 25.

26. HOLDING OVER. Lessor agrees that no holding over by Lessee after the expiration of this Lease shall operate to extend or renew this Lease, and that any such holding over shall be construed as a tenancy from month to month at one hundred fifty percent (150%) of the monthly Rent in effect when such holding over shall have commenced, and such tenancy shall be subject to all the terms, conditions, covenants and agreements of this Lease.

27. QUIET ENJOYMENT. Lessor agrees that, so long as Lessee is not in default hereunder beyond the expiration of all applicable notice and cure periods, Lessee may peaceably and quietly have, hold and enjoy the Premises during the Term of this Lease, as the same may be extended, without any manner of hindrance, disturbance or molestation.

28. SUCCESSORS AND ASSIGNS. It is understood and agreed by and between the parties hereto that the agreements, covenants, terms, conditions, provisions and undertakings in this Lease shall extend to and be binding upon the assigns and successors-in-interest of the respective parties hereto, as if they were in every case named and expressed, and shall be construed as covenants running with the land; and wherever reference is made to either of the parties hereto, it shall be held to include and apply also to the heirs, personal representatives, beneficiaries, successors and assigns of such party, as if in each and every case so expressed.

29. NOTICES. Whenever, by the terms of this Agreement, notice, demand or other communication shall or may be given to either party, the same shall be in writing and addressed as follows:

   If to Lessor:

   Al and Lee Realty
   63 Winter Street
   Lexington, MA 02173

   If to Lessee:

   Thermo Fibergen Inc.
   8 Alfred Circle
   Bedford, MA 01730
   Attention:  President

   with a copy to:

   Thermo Electron Corporation

   81 Wyman Street
   Waltham, MA 02254
   Attention:  General Counsel

or to such other address or addresses as shall from time to time be designated by written notice by either party to the other as herein provided. All notices shall be sent by registered or certified mail, postage pre-paid and return receipt requested, or by Federal Express or other comparable courier providing proof of delivery, and shall be deemed duly given and received (i) if mailed, on the third business day following the mailing thereof, or (ii) if sent by courier, the date of its receipt (or, if such day is not a business day, the next succeeding business day).

30. YIELD UP. Lessee agrees on or before the expiration date of the Term of this Lease, as the same may be extended, to remove its moveable trade fixtures and personal property, to repair any damage caused by such removal, to surrender all keys to the Premises and to yield up the Premises in the same order and repair in which Lessee is obligated to maintain the Premises by the provisions of this Lease, reasonable wear and tear and damage by casualty or taking excepted.

31. CONTINGENCY. Notwithstanding anything to the contrary contained in this Lease, if Lessee is unable, on or before August 1, 1996 (the "Contingency Deadline"), to obtain (a) all approvals and permits, subject only to such conditions as are acceptable to Lessee, required by Lessee to conduct its business (including without limitation the Initial Permitted Uses) in the Premises, including without limitation all approvals and permits required to transform the electrical power in the Premises from 220 to 440 voltage and any required certificate of occupancy or its equivalent, and (b) any and all permits required in connection with the construction by Lessee of its improvements, alterations and additions, then Lessee may elect to terminate this Lease by written notice to Lessor, in which event Lessee will restore the Premises (at Lessee's expense) to a leasable condition within thirty (30) days after the Contingency Deadline, and this Lease will terminate upon completion of such work without further recourse to either party hereto. Upon termination of this Lease, all Rent paid in advance shall be apportioned as of the effective date of such termination.

32. MISCELLANEOUS. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Lease constitutes the entire agreement between Lessor and Lessee with respect to the subject matter hereof and shall not be supplemented, amended, varied or modified in any manner except by an instrument in writing signed by duly authorized representatives of both parties. No delay or omission on the part of either party to this Lease in requiring performance by the other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right hereunder, and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right on any future occasion. Any and all rights and remedies which either party may have under this Lease, at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law. Section headings and the organization of this Lease are for descriptive purposes only and shall not control or alter the meaning of this Lease. The individuals executing this Lease hereby represent and warrant that they are empowered and duly authorized to so execute this Lease on behalf of the parties they represent.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as a sealed instrument as of the date first above written.

                                            LESSOR:

                                            AL AND LEE REALTY

                                            By: /s/ Al Iodice
                                                -------------------------------
                                            Name:  Al Iodice
                                            Title: Trustee


                                            LESSEE:

                                            THERMO FIBERGEN INC.,
                                            a Delaware corporation

                                            By: /s/ Yiannis Monovoukas
                                                -------------------------------
                                            Name:   Yiannis Monovoukas
                                            Title:  President

                                   EXHIBIT B

                                 LESSOR'S WORK


        To the extent required by the provisions of Section 4 of this Lease, Lessor shall perform the following work, at Lessor's sole cost and expense:

        1. Renovation of all existing restrooms in the Premises so as to conform the same to all applicable requirements of municipal, state and federal governmental or other public authorities, including without limitation the provisions of the Americans with Disabilities Act (the "ADA"); and

        2. Construction of access ramp(s) in the parking area located on the Premises in conformance with all applicable requirements of municipal, state and federal governmental or other public authorities, including without limitation the provisions of the ADA.

        All work performed by Lessor shall be done in a good and workmanlike manner and in compliance with all applicable requirements of municipal, state and federal governmental or other public authorities.